NOTARY'S REGISTRATION NO. 4117

AGREEMENT PURSUANT TO CHAPTER XXVI, HEADING I OF THE COMPENDIUM OF FOREIGN EXCHANGE RULES

BETWEEN

THE CHILEAN CENTRAL BANK

AND

CITIBANK N.A., NEW YORK

AND

ENERSIS S.A.

17497SSS&SS&&S&S&&&&&S&&&&&&&&&&&S&&S&&&&&&&-S&S&&S&S.S/SS&Spak

In Santiago, Chile, on October fifteenth, nineteen ninety three, the following parties come before me, **HUMBERTO SANTELICES NARDUCCI**, Notary Public of the Twenty Second Notary's Office of this jurisdictional territory, located at Bandera twenty four, office one thousand thirty five in this district: Mr. **JUAN FOXLEY RIOSECO**, a Chilean citizen, married, a commercial engineer by profession, holder of national identity card number six million, two hundred sixty seven thousand one hundred thirty one dash nine, domiciled at Agustinas number one thousand one hundred eighty, as General Manager of the International Division of the **CHILEAN CENTRAL BANK**, and representative thereof, as certified, a legal person domiciled at the same address, hereinafter, the "BANK"; Mr. **DIEGO PERALTA VALENZUELA**, a Chilean citizen, married, a lawyer by profession, domiciled at Ahumada forty, Santiago, holder of national identity card number five million nine thousand three hundred and ten dash seven, on behalf of **CITIBANK N.A., NEW YORK**, as certified, hereinafter the

"BANKING INSTITUTION", a legal person operating in the banking business, domiciled at Park Avenue three hundred ninety nine, city and state of New York, in the United States of America, incorporated under the laws of the State of New York; and Mr. **JOSÉ YURASZECK TRONCOSO**, a Chilean citizen, married, civil engineer by profession, domiciled at Santo Domingo seven hundred eighty nine, Santiago, holder of national identity card number six million four hundred fifteen thousand four hundred forty three dash five, on behalf of, **ENERSIS S.A.**, as certified, a loosely held corporation in the line of business as per its name, domiciled at the same address, hereinafter, the "RECIPIENT COMPANY"; all attendees are of legal age and certify their identities by means of the aforementioned identity cards, and state: That they are here to subscribe the following Agreement (hereinafter, the "AGREEMENT") pursuant to the provisions of article forty seven of the Constitutional Organizational Law of the Chilean Central Bank, contained in ARTICLE ONE of Law number eighteen thousand eight hundred forty, the purpose of which is to establish the foreign exchange scheme which is to govern the investment to be made pursuant to the provisions set forth in Chapter Twenty Six, Heading One of the Compendium on Foreign Exchange Rules of the Chilean Central Bank approved by Agreement number thirty seven dash zero one dash nine zero zero six two five and its subsequent amendments, hereinafter, "CHAPTER TWENTY SIX". **ONE**: The parties hereto state for the record that this Agreement is subscribed taking into account the following background information: a) The application submitted to the Bank by the Banking Institution and the Recipient Company on September twenty one and twenty two,

nineteen ninety three for the purposes of submitting to the provisions of CHAPTER TWENTY SIX, Heading One, of the Compendium of Foreign Exchange Rules of the Chilean Central Bank, and subscribing the Agreement referred to therein. b) Agreement number three one one dash zero nine dash nine three one zero zero one, adopted by the Board of Directors of the Bank in its session number three hundred eleven, held on October first, nineteen ninety three, whereby approval was issued of the application mentioned in letter [a] above. c) The fact that the RECIPIENT COMPANY has non-subscribed and non-paid shares available for the capital increase approved by its Special Shareholders' Meeting held on April twenty first, nineteen ninety three, summarized in a public instrument on May tenth, nineteen ninety three, at the office of Notary Public Patricio Zaldívar Mackenna. d) The BANKING COMPANY has expressed in the application referred to in letter [a] above, that as agent on its own behalf and on behalf of foreign investors, hereinafter, the "INVESTORS", and of Bear Stearns & Co. Inc.; J. P. Morgan Securities Inc. and Credit Lyonnais Securities [USA] Inc. as Underwriters, hereinafter the "UNDERWRITERS", all domiciled and residing abroad, it shall proceed to subscribed and pay up to seventy five million five hundred thirty three thousand five hundred twenty seven shares of those mentioned in letter c) above, as provided for in CHAPTER TWENTY SIX. These shares are to be represented by certificates issued by the BANKING INSTITUTION, called "American Depository Receipts", hereinafter, the "CERTFICATES", which will be underwritten by means of a public

offering. e) The INVESTORS and/or the UNDERWRITERS shall provide the Banking Institution the capital revenue that the latter shall enter into the country and convert on the Formal Exchange Market for the purpose of using the product of such a conversion for subscribing and paying the referred shares and amounts of expenses and taxes applicable to the purchase, if any. f) The BANKING INSTITUTION: i) shall issue the CERTFICATES as depository, ii) said CERTFICATES shall include the rights of their holders over a certain amount of shares of the RECIPIENT COMPANY, and iii) the BANKING INSTITUTION shall keep a registry of the CERTFICATES wherein their holders shall be identified. g) The shares represented by the CERTIFICATES shall be registered in the Shareholders' Registry of the RECIPIENT COMPANY under the BANKING INSTITUTION's name itself or as agent in its own name on behalf of the holders of the CERTIFICATES, and shall be deposited with the Banco de Chile, a banking institution established in the country domiciled at Ahumada two hundred fifty one, Santiago, which shall act as custodian, hereinafter, the "CUSTODIAN BANK". h) The Agreement subscribed between the BANKING INSTITUTION and the CUSTODIAN BANK and authorized before Notary Public of Santiago, Mr. Roberto Bennet Urzúa, acting on behalf of notary license holder, Mr. Rene Benavente Cash, on September sixteenth, nineteen ninety three which only applies with regard to the actions the CUSTODIAN BANK is to carry out pursuant to the provisions of CHAPTER TWENTY SIX. i) The certification issued by the Superintendence of Securities and Insurance, on September twentieth, nineteen ninety three, wherein the RECIPIENT COMPANY fulfills the requirements set forth in letter [c] of section two point three of CHAPTER TWENTY SIX. j) The certification issued by the

UNDERWRITERS on October sixth, nineteen ninety three, regarding the fact that the underwriting agreement the subscription of which is scheduled for October eighteenth, nineteen ninety three, once the public underwriting price is convened, has been negotiated between the RECIPIENT COMPANY and Bear Stearns & Co. Inc., J.P. Morgan Securities Inc. and Credit Lyonnais Securities [USA] Inc., thereby setting forth that the latter are under the obligation of purchasing at least ninety percent of the initial issuance of the CERTIFICATES if they are not able to be underwritten by the investors. INITIAL ISSUANCE is understood to be CERTIFICATES representing up to seventy five million five hundred thirty three thousand five hundred twenty seven shares of the RECIPIENT COMPANY, issued to the account of the capital increase referred to in letter c) above. **TWO**: The BANKING INSTITUTION is hereby authorized to conduct capital increases for an amount of at least fifty million dollars of the United States of America, pursuant to the provisions set forth in section number four of CHAPTER TWENTY SIX, revenue which it shall convert to local currency on the same day it enters the country, whereby within seventy two banking business hours at the latest the product of such conversion shall be allocated to acquiring a portion or all of the shares indicated in letter [d] of Clause One. The exchange rate at which the respective transaction shall be conducted shall be freely convened by the BANKING INSTITUTION with one or more banking institutions established in the country. For the sole purposes of such revenue entering the country and being converted, which shall be conducted exclusively on the formal exchange market, the procedure shall be as per the provisions set forth in Chapter Fourteen, Heading One of the Compendium of Foreign Exchange Rules of the Chilean Central Bank, with the special indication that the object of the entry of such capital is:

"Chapter Twenty Six, Heading One, Compendium of Foreign Exchange Rules of the Chilean Central Bank". **THREE**: Once entry has been made of the capital revenue referred to in the above clause, the BANKING INSTITUTION shall notify the MANAGEMENT OF THE INTERNATIONAL DIVISION OF THE BANK, hereinafter, the "DIVISION MANAGEMENT", that it has proceeded to subscribe and pay the relevant shares. The foregoing notification, which should be sent to the DIVISION MANAGEMENT within sixty days following the respective conversion of the relevant capital, should contain the following information: a) Number of shares acquired and net value paid for them, b) detail and amount of expenses and taxes applicable to the acquisition of the shares, if any; c) certification issued by the RECIPIENT COMPANY, signed by the Manager or Legal Representative, indicating that the shares acquired are registered under the BANKING INSITUTITION's name in the Shareholders' Registry of the RECIPIENT COMPANY, d) certification issued by the CUSTODIAN BANK regarding the fact that it holds the acquired shares under its custody, and e) certification by the BANKING INSTITUTION indicating that it has proceeded to issue the relevant CERTIFICATES and has registered the same. **FOUR**: This same AGREEMENT may be claimed for any new capital revenue entered into the country by the BANKING INSTITUTION for the purposes of subscribing and paying for shares representing capital increases of the RECIPIENT COMPANY which may have remained unsubscribed by its shareholders or under preferential option subscription by assignees. Such capital revenue should be in currencies generally accepted on foreign exchange markets, which are deemed to be those published by the BANK pursuant to article forty four of the Organizational Constitutional Law, and should be converted to local currency through a banking institution established in the country on the same day of entry, and should be

allocated within sixty banking business days following the transaction to the subscription and payment of the shares relevant to the capital increase and the amounts pertinent to expenses and taxes applicable to such a purchase, if any. In the situation contemplated in this clause, it shall be indicated upon entering the new capital revenue, that such an entry is conducted as per the provisions set forth in section four point two of CHAPTER TWENTY SIX, and the information referred to in letters [a], [d] and [e] of section two point three of the same Chapter shall be included. These new entries of capital revenue shall remain under this AGREEMENT as of their date of entry once the BANKING INSTITUTION notifies the DIVISION MANAGEMENT that it has conducted the acquisition of shares of the RECIPIENT COMPANY, notification which shall be required to be made within sixty banking business days following the subscription and payment of such shares and shall include the information referred to in clause Three above. **FIVE**: In the exercise of the powers conferred to it in Article forty-seven of its Organizational Law, the BANK hereby grants the BANKING INSTITUTION access to the Formal Exchange Market, in accordance with the provisions set forth in CHAPTER TWENTY-SIX, number eight, to transfer the product of the following abroad in the national currency: a) The net dividends which the RECIPIENT COMPANY agrees to distribute. The BANKING INSTITUTION must adopt the procedures it deems pertinent for providing the holders of the CERTIFICATES with the portion of the dividends it has received on their behalf; b) the net product of total or partial transfers of ownership conducted in a round through the Stock Exchange referred to in Clause Six, of the shares which it has held and which have been

registered in its name in the RECIPIENT COMPANY Shareholders' Registry. The aforementioned right of access shall also be granted for the product of total or partial transfers of ownership over paid-up shares or those which result from divisions, mergers, capital decreases, liquidation of corporations, or other similar circumstances, or from the transfer of options or rights of preference. In order to exercise the right of access referred to above, which only applies to those with legal addresses and residence abroad, the DIVISION MANAGEMENT must be submitted an application in accordance with the terms set forth in number eleven of CHAPTER TWENTY-SIX. **SIX**: This AGREEMENT shall also apply to capital revenue entered into the country by individuals or legal entities with legal addresses and residence abroad in foreign currencies generally accepted in foreign exchange markets, which shall be interpreted as those indicated in Clause Four, for the purposes of purchasing shares from the RECIPIENT COMPANY in a round through the Santiago Stock Exchange, Stock Exchange, Chilean Stock Exchange, or Stock Brokerage-Stock Exchange, all of which are Stock Exchanges, hereinafter called, "STOCK EXCHANGES". The aforementioned persons who produce said capital revenue shall have the rights referred to in this AGREEMENT and CHAPTER TWENTY-SIX and shall be deemed parties to the same, provided they fulfill the requirements established in number ten of CHAPTER TWENTY-SIX and exercise their rights in the manner provided for in said number. **SEVEN**: CERTIFICATE holders may at any time require that the BANKING INSTITUTION that issues the same substitute

them for the relevant amount of RECIPIENT COMPANY shares which they represent, for the purposes of which the measures necessary for transferring the relevant shares to their holder and registering the same in the RECIPIENT COMPANY Shareholders' Registry must also be adopted. Those who purchase shares in accordance with the provisions set forth in the above paragraph may transfer the ownership of said shares or the rights generated by the same on the STOCK EXCHANGES at any time while they are holders of said shares. The relevant right of access must be exercised by its holder in the manner provided for in CHAPTER TWENTY-SIX, number eleven. This right may also be exercised by successors or legal entities with legal addresses and residence abroad who have purchased the relevant shares or rights as a result of a liquidation, division, merger—or similar circumstance—by the legal entity which was the former holder of the same. For the purposes of this clause, the shareholders and holders of the relevant rights shall be subject to each and every one of the requirements and conditions included in CHAPTER TWENTY-SIX.

EIGHT: The persons who entered capital revenue into the country in accordance with Clause Six above and are covered by this AGREEMENT as a result may deposit all or part of the shares purchased with the product of the conversion of said capital in the CUSTODIAN BANK, in exchange for the relevant CERTIFICATES. Furthermore, the persons who have received shares from the RECIPIENT COMPANY in exchange for CERTIFICATES in accordance with the transaction described in Clause Seven above, and who as a result of the right to access the Formal Exchange Market referred to in this AGREEMENT may again

deposit all or part of the respective RECIPIENT COMPANY shares in the CUSTODIAN BANK in exchange for the relevant CERTIFICATES. In any of the cases listed in this clause, the BANKING INSTITUTION shall subrogate the depositor of RECIPIENT COMPANY shares in the right to access the Formal Exchange Market to which the latter is entitled pursuant to this AGREEMENT. In the event that the transfer is partial, the depositor of RECIPIENT COMPANY shares shall maintain its right to access the Formal Exchange Market for the shares which remain in its power. **NINE**: The BANK shall grant access to the Formal Exchange Market for the purposes of conducting the transfers abroad which have been authorized pursuant to this AGREEMENT once the holder or its representative has submitted the respective application to the DIVISION MANAGEMENT, having included the pertinent information, whether it is the relevant holder or the source of the revenue resulting from said access, in accordance with the provisions set forth in number eleven of CHAPTER TWENTY-SIX. In the event that the BANK fails to reply to the applications for access submitted in accordance with the provisions set forth in this clause within a timeframe of seven banking business days as of the date of receipt by the DIVISION MANAGEMENT, said applications shall be considered as approved upon certification by the Authenticating Officer of the BANK, issued within the third banking business day following submission of the relevant application based on the referred failure to issue a reply within the timeframe indicated. **TEN**: The BANK hereby waives the RECIPIENT COMPANY of its obligation to convert the foreign

currency it acquires on the Formal Exchange Market into the national currency for the purposes of paying UNDERWRITERS a commission of three point zero percent of the value of CERTIFICATES actually underwritten in the INITIAL ISSUANCE, incurred by the RECIPIENT COMPANY abroad, as a one-time remuneration. The percentile commission referred to shall be due and payable from the day each foreign currency entered is exchanged for the purposes of purchasing the CERTIFICATES for the INITIAL ISSUANCE, until the tenth day following said conversion. The RECIPIENT COMPANY shall attest to fulfillment of this obligation before the BANK by sending a copy of each Foreign Currency Purchase List directly to External Financing Management within the two banking business days following the day it is put together. **ELEVEN**: In cases entailing the capital revenue referred to in Clause Six of this AGREEMENT in which the purchase of RECIPIENT COMPANY shares is not executed for whatever reason within sixty days as of the conversion of the respective income, the holder may request the BANK to grant it access to the Formal Currency Market for the purposes of transferring abroad the revenue obtained. To exercise this right, it must submit the relevant application to the DIVISION MANAGEMENT within ninety days following conversion of the respective capital revenue. **TWELVE**: For all the purposes of this AGREEMENT and of the provisions contained in CHAPTER TWENTY-SIX, the parties hereby stipulate that the investments and transfers to which the clauses and regulations refer shall only be carried out on the Formal Exchange Market, and the relevant transfer must be conducted using foreign currency

purchased on said market. Furthermore, the parties hereby attest to the fact that any matters which are not regulated in this AGREEMENT shall be governed by each and every one of the provisions, conditions, and obligations set forth in CHAPTER TWENTY-SIX. **THIRTEEN**: The effects of this AGREEMENT shall be contingent upon fulfillment of the following essential conditions: a) The underwriting agreement referred to in paragraph [j] of Clause One, duly signed by the parties, through which the obligation referred to in said clause is taken on, must be submitted to the DIVISION MANAGEMENT within a timeframe of sixty calendar days as of the date of this AGREEMENT; b) Entry of the capital revenue referred to in Clause Two, in the manner and in accordance with the terms established therein; c) The notification referred to in Clause Three must be sent promptly and in the manner provided for therein. **FOURTEEN**: Any expenses, duties, or taxes which result from this AGREEMENT shall be charged to the RECIPIENT COMPANY, which binds itself to deliver two authorized copies of this instrument to the DIVISION MANAGEMENT ten days from the moment it is signed. **FIFTEEN**: For all the legal and court-related purposes of this AGREEMENT, the parties hereby establish their legal address in the city of Santiago and submit themselves to the jurisdiction of the Courts established in said city, and expressly extending the respective venue. **LEGAL REPRESENTATION**: Mr. Juan Foxley Rioseco's power to legally represent the Central Bank of Chile is attested to in Agreement number three one one - zero nine - nine three one zero zero zero by its Council, dated October

one, nineteen ninety three. Mr. Diego Peralta Valenzuela's power to legally represent the BANKING INSTITUTION is attested to in a Special Power of Attorney issued on August nineteen, nineteen ninety three in New York, U.S.A., which was duly legalized and registered at the Santiago Notary Public's Office of Mr. Humberto Santelices Narducci on August twenty-six, nineteen ninety three. Mr. Jose Yuraszeck Troncoso's power to legally represent the RECIPIENT COMPANY is attested to in the public instrument dated June one, nineteen ninety three, issued before the Santiago Notary Public's Office of Mr. Patricio Zaldívar Mackenna. The above legal representations are excluded from this document at the request of the parties and authorizing Notary, as they are known to the same. In witness whereof, I hereby certify and attest to the parties signing this instrument after having read the same.

SIGNATURE

JUAN FOXLEY RIOSECO

SIGNATURE

DIEGO PERALTA VALENZUELA

SIGNATURE

JOSE YURASZECK TRONCOSO

I HEREBY CERTIFY that this photocopy is true to its original, which is a public instrument entitled "Agreement pursuant to Chapter XXVI, Heading II", dated October 15, 1993 issued before Notary Public Mr. Humberto Santelices Narducci. It is hereby attested to that the signatures of the appearing parties and Notary Public may be found on pages 237124a. Santiago, June 21, 2007.

Notary's Registry No.14,106 / 2000 RVA05613 Lw 40937

AMENDMENT OF AGREEMENT PURSUANT TO CHAPTER XXVI, HEADING I OF THE COMPENDIUM OF FOREIGN EXCHANGE RULES

THE CHILEAN CENTRAL BANK

WITH

CITIBANK N.A., AND OTHERS

In Santiago, Chile, on September seventh, year two thousand, the following parties come before me, **MARIA LORETO ZALDIVAR GRASS**, a lawyer by profession, domiciled at Bandera number three hundred forty one, subrogate notary for **PATRICIO ZALDÍVAR MACKENNA**, holder of the license of the Santiago Eighteenth Notary's Office, pursuant to court order issued on August twenty fifth, year two thousand, registered on August twenty eighth of the same year under legislative series thirteen thousand four hundred ten/two thousand: Mr. **GUILLERMO LE FORT VARELA**, a Chilean citizen, married, a commercial engineer by profession, holder of identity card number five million eight hundred ninety four thousand six hundred sixty nine dash nine, domiciled in this city at Agustinas number one thousand one hundred eighty, as General Manager of the International Division of the **CHILEAN CENTRAL BANK**, and representative thereof, as certified, a legal person domiciled at the same address, hereinafter, the "BANK"; Mr. **ARIEL SEVI**,

an Argentinean citizen, married, a banker by profession, domiciled at Avenida Andrés Bello number two thousand six hundred eighty seven, seventh floor, district of Las Condes, Santiago, holder of foreign resident identity card fourteen million six hundred forty eight thousand three hundred ninety seven dash six, on behalf of **CITIBANK N.A.**, as certified, hereinafter the "BANKING INSTITUTION", a legal person in the banking business, domiciled at Park Avenue three hundred ninety nine, city and state of New York, in the United States of America, incorporated under the laws of the State of New York, organized and incorporated under the laws of the United States of America; and Mr. **ENRIQUE GARCÍA ALVAREZ**, a Spanish citizen, married, a road, canal and port engineer by profession, holder of foreign identity card number fourteen million seven hundred four thousand one hundred fifty six, dash K, domiciled at Avenida Presidente Kennedy number five thousand four hundred fifty four, district of Vitacura, Santiago, on behalf of **ENERSIS S.A.**, as certified, a loosely held corporation in the line of business as per its name, domiciled at the same address, hereinafter, the "RECIPIENT COMPANY"; all attendees are of legal age and certify their identities by means of the aforementioned identity cards, and state: That pursuant to the provisions of article forty seven of the Constitutional Organizational Law of the Chilean Central Bank, contained in ARTICLE ONE of Law number eighteen thousand eight hundred forty, and the provisions set forth in section thirteen, subsection one of Heading I, Chapter XXVI of the Compendium on Foreign Exchange Rules of the Chilean Central Bank, they are here to amend the Agreements

subscribed by the parties on October fifteenth, nineteen ninety three, and February thirteenth, nineteen ninety six, before Santiago Notary Public Humberto Santelices Narducci, hereinafter, THE AGREEMENTS, the purpose of which was to establish the foreign exchange scheme which was to govern the investment to be made pursuant to the provisions set forth in Chapter Twenty Six, Heading One of the Compendium on Foreign Exchange Rules of the Chilean Central Bank approved by Agreement number thirty seven dash zero one dash nine zero zero six two five and its subsequent amendments, hereinafter, "CHAPTER TWENTY SIX". **ONE**: The parties hereto state for the record that this Agreement is subscribed taking into account the following background information: a) The Letter dated August tenth, year two thousand and signed by the **BANKING INSTITUTION** and the **RECIPIENT COMPANY**, and addressed to the Manager of the International Division of the Chilean Central Bank, notifying the agreement adopted by the Special Shareholders' Meeting held on April thirtieth, nineteen ninety nine, whereby a capital increase was approved for the issuance of two point five billion shares, which are to be preferentially subscribed by its shareholders. b) Letter number two hundred seventy seven by the Manager of the International Division of the BANK, dated August twenty ninth, year two thousand, whereby approval was granted of the amendment of the aforementioned Agreements; c) Copy of the public instrument issued on May twenty sixth, nineteen ninety nine, by the Notary's Office of Mr. Patricio Zaldivar Mackenna, summarizing the minutes of the Special Shareholders' Meeting of the RECIPIENT COMPANY. **TWO**: The BANKING INSTITUTION is hereby

authorized to conduct capital increases in currencies that are generally accepted on foreign exchange markets, and shall be allocated to subscribing and paying for the shares referred to in letter a) of Clause One, above, and for covering expenses and taxes applicable to such acquisitions, if any, which revenue shall be converted to local currency within the preferential option period. The exchange rate at which the respective transaction shall be conducted shall be freely convened by the BANKING INSTITUTION with one or more banking institutions established in the country. For the sole purposes of such revenue entering the country and being converted, which shall be conducted exclusively on the formal exchange market, the procedure shall be as per the provisions set forth in Chapter Fourteen, Heading One of the Compendium of Foreign Exchange Rules of the Chilean Central Bank, with the special indication that the object of the entry of such capital is: "Chapter Twenty Six, Heading One, Compendium of Foreign Exchange Rules of the Chilean Central Bank". **THREE**: Once each entry has been made of the capital revenue referred to in the above clause, the BANKING INSTITUTION shall notify the MANAGEMENT OF THE INTERNATIONAL DIVISION OF THE BANK, hereinafter, the "DIVISION MANAGEMENT", that it has proceeded to subscribe and pay the relevant shares. The foregoing notification, which should be sent to the DIVISION MANAGEMENT within sixty days following the respective conversion of the relevant capital revenue, should contain the following information: a) Number of shares acquired and net value paid for them, b) detail and amount of expenses and taxes applicable to the acquisition of the shares, if any; c) certification issued by the RECIPIENT COMPANY, signed by the Manager or

Legal Representative, indicating that the shares acquired are registered under the BANKING INSTITUTION's name in the Shareholders' Registry of the RECIPIENT COMPANY; d) certification issued by the CUSTODIAN BANK regarding the fact that it holds the acquired shares under its custody, and e) certification by the BANKING INSTITUTION indicating that it has proceeded to issue the relevant CERTIFICATES and has registered the same. **FOUR**: In the case of entry of capital revenue which is not perfected by the acquisition of the shares of the RECIPIENT COMPANY, for whatever reason, within five business banking days following the exchange of said revenue, the BANKING INSTITUTION may request authorization from the BANK for accessing the formal exchange market for the purposes of transferring said revenue abroad. In order to exercise this right, it should submit the relevant application with the Division Management within seven business banking days following the conversion of such revenue. **FIVE**: Additionally, all the rules of Chapter XXVI, Heading I of the Compendium of Foreign Exchange Rules effective to the date of this amendment of the Agreements are hereby applied by the parties to said Agreements. **SIX**: Any expenses, duties, or taxes which result from this AGREEMENT shall be charged to the RECIPIENT COMPANY, which binds itself to deliver two authorized copies of the relevant instrument to the DIVISION MANAGEMENT within ten days of the date on which it is signed. **SEVEN**: For all legal and court-related purposes of this AGREEMENT, the parties hereby establish their legal address in the city of Santiago and submit themselves to the jurisdiction of the Courts established in said city. **EIGHT**: Regarding all matters not amended by this instrument, the provisions of the aforementioned Agreements shall remain fully

effective. **LEGAL REPRESENTATION**: Mr. GUILLERMO LE FORT VARELA's power to legally represent the Central Bank of Chile is attested to in Agreement seven three one dash zero four dash nine nine zero one two eight issued by its Board of Directors on January twenty-eight, nineteen ninety nine. Mr. Arial Sevi's power to legally represent the BANKING INSTITUTION is attested to in public instrument dated April fifteen, nineteen ninety seven and issued before Santiago Notary Public Mr. Humberto Santelices Narducci. Mr. Enrique García Alvarez's power to legally represent the RECIPIENT COMPANY is attested to in the public instrument dated July six, nineteen ninety nine and issued at the Santiago Notary Public's Office of Mr. Patricio Zaldívar Mackenna. The above legal representations are excluded from this document at the request of the parties and authorizing Notary, as they are known to the same. In witness whereof, I hereby certify and attest to the parties signing this instrument after having read the same: G. Le Fort V., A. Servi, E. García A., before me, M. L. ZALDIVAR G., subrogate notary. Registered under legislative series number fourteen thousand one hundred six/two thousand. M.L. ZALDIVAR G. subrogate notary.

THIS IS A FAITHFUL AND TRUE COPY OF THE ORIGINAL INSTRUMENT. Santiago, September twelfth, year two thousand.

[Seal]

[SIGNATURE]

ELEVENTH NOTARY PUBLIC'S OFFICE
ALVARO BIANCHI ROSAS
Dr. Sotero del Rio 322
SANTIAGO, CHILE

T.S.L. NOTARY REGISTRY NO. 4..376/08 00092729.806

MODIFICATION OF FOREIGN CURRENCY EXCHANGE AGREEMENTS

BANCO CENTRAL DE CHILE

AND

ENERSIS S.A.

AND

CITIBANK, N.A.

On September twenty-four, two thousand eight, in **Santiago**, Chile, the following parties appear before me, **ÁLVARO BIANCHI ROSAS**, an attorney, Notary Public of the Eleventh Santiago Notary Office at Sótero del Río number three hundred twenty-two: Mr. **JOSE MANUAL GARRIDO BOUZO**, Chilean, married, a business engineer, holder of national identity card number eight million, six hundred nineteen thousand, four hundred seven dash nine, on behalf of the **CENTRAL BANK OF CHILE**—as shall be certified—a public legal entity, the legal address of both of which is Agustinas number one thousand, one hundred eighty, in the district and city of Santiago, hereinafter called the "**BANK**"; Mrs. **CARINA ONETO IZZO**, Chilean, single, employed, holder of identity card number six million, three hundred sixty-two thousand, eight hundred seven, dash seven, whose legal address for the purposes of this instrument is AvenidaAndrés Bello

number two thousand six hundred eighty-seven, Floor five, district of Las Condes, Santiago, on behalf of**CITIBANK, N.A.**, as shall be accredited, hereinafter called the "**BANKING INSTITUTION**", a legal entity the line of business of which is banking and the legal address of which is Park Avenue three hundred ninety-nine, in the city and State of New York, the United States of America, duly established under the laws of the State of New York, and the legal address of which is the one indicated above for the purposes of this instrument; and Mr. **IGNACIO ANTOÑANZAS ALVEAR**, Spanish, married, a mining engineer, identity card number twenty-two million, two hundred ninety-eight thousand, six hundred seventy-two dash one, whose legal address for the purposes of this instrument is Avenida Santa Rosa number seventy-six, Floor seventeen, district and city of Santiago, on behalf of **ENERSIS S.A.**—as shall be accredited—a publicly traded corporation with the aforementioned legal address whose line of business is investments, Tax Registration Number ninety-four million, two hundred seventy-one thousand dash three, hereinafter called, the "**RECIPIENT COMPANY**"; all of whom are of legal age and hereby attest to their identities with the referred national identity cards and state as follows:**ONE:** In accordance with the provisions set forth in Article fortyseven of the Central Bank of Chile's Organizational Law contained in ARTICLE ONE of Law number eighteen thousand, eight hundred forty, and for the purposes of establishing the foreign exchange scheme applicable to investments performed under former Chapter Twenty-six, Heading One of the Compendium of Foreign Exchange Rules, the BANK, the BANKING INSTITUTION, and the

RECIPIENT COMPANY entered into the following foreign exchange agreements, collectively referred to as the "AGREEMENTS": (i) The Agreement dated October fifteenth, nineteen ninety three, issued by public instrument at the Santiago Notary Public's Office of Mr. HumbertoSantelicesNarducci, Notary Registry number four thousand, one hundred seventeen; the Agreement dated February thirteenth, nineteen ninety six, issued by public instrument at the Santiago Notary Public's Office of Mr. HumbertoSantelicesNarducci, Notary Registry number one hundred fifty-six; (iii) the Agreement dated October twelfth, two thousand, issued by public instrument at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackena, NotaryRegistry number sixteen thousand, three hundred sixty-six; (iv) Furthermore, by way of a public instrument dated September seventh, two thousand, issued at the Santiago Notary's Office of Mr. Patricio ZaldívarMackena, Notary Registry number fourteen thousand, one hundred six, amendments were introduced to the foreign exchange agreements indicated in numbers (i) and (ii) of this clause, for the purposes of including a capital increase by the RECIPIENT COMPANY in the same, under the terms and conditions established in said instruments. **TWO**:Through this instrument the parties have agreed to amend the AGREEMENTS in accordance with the provisions set forth in number two of the Agreement by the Central Bank of Chile, number one thousand, three hundred thirty three dash one on May tenth, two thousand seven, granting the RECIPIENT COMPANIES which to the date of said Agreement and to August thirty first, two thousand seven,had agreed to capital increases by issuing paid-up shares

following elimination of the referred Chapter XXVIthe one-time option to request that the BANKallow the portion of said capital increases for shares actually subscribed and paid for by August thirty first, two thousand eight to be governed by the foreign exchange agreements in effect. For the above purposes, the following has been taken into account: a) Resolution number one thousand, two hundred twenty eight by the General Management of the Central Bank of Chile, dated May twenty third, two thousand seven, which contains the operational instructions for applying Board Agreement number one thousand, three hundred thirty three dash zero one, indicated above. b) The RECIPIENT COMPANY's Special Shareholders' Meeting held on March thirty first, two thousand three, the minutes of which were summarized in a public instrument on April ninth of the same year at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackenna, in which it was agreed to increase ENERSIS S.A.'s capital by issuing paid-up shares. c) A letter dated July twentyfourth, two thousand seven, signed by the RECIPIENT COMPANY and BANKING INSTITUTION requesting authorization from the BANK for the shares from the capital increase approved by the Special Shareholders' Meeting indicated in letter b) above to be governed by the AGREEMENTS. d) Letter number fourteen thousand, three hundred twentyfive by the BANK's General Manager, dated September thirteenth, two thousand seven, authorizing the amendment to the AGREEMENTS in accordance with the request made by the RECIPIENT COMPANY and BANKING INSTITUTION. **THREE:** Wherefore, by this act the BANK, BANKING INSTITUTION and RECIPIENT COMPANY hereby amend the AGREEMENTS in accordance with

the following terms: (i) The parties who appear before me agree that the portion of the capital increase established at the Special Shareholders' Meeting held on March thirty first, two thousand three shall be governed by the foreign exchange scheme established in the AGREEMENTS, and extend the effects of the same to twentyfour billion three hundred sixty million one hundred forty six thousand three hundred sixty five paid-up shares resulting from said capital increase, effectively subscribed and paid for; (ii)the parties further state that the AGREEMENTS shall remain fully effective regarding all matters not amended by this modifying agreement, and furthermore ratify that they shall be subject to the rules of Chapter XXVI effective to April eighteenth, two thousand one. It is hereby attested that in accordance with the Certificate issued by the Superintendence of Securities and Insurance on July eighteenth, two thousand seven, appended at the end of this instrument and deemed to be a part of it, the aforementioned Special Shareholders' Meeting of the RECIPIENT COMPANY held on March thirty first, two thousand three, approved a capital increase through the issuance of twenty four billion three hundred eighty two million nine hundred ninety four thousand four hundred eighty eight shares, of which twenty four billion three hundred sixty million one hundred forty six thousand three hundred sixty five shares were actually subscribed and paid for, as a result of which the RECIPIENT COMPANY's equity to May tenth, two thousand seven is thirty two billion six hundred fifty one million one hundred sixty six thousand four hundred sixty five subscribed and paid shares. **FOUR:** The parties state that the

effects of the AGREEMENTS include all the shares comprising the RECIPIENT COMPANY's equity as indicated in clause three above. The parties further agree that the effects of this instrument regarding the capital increase referred to in clause three above shall be contingent on the condition that prior to any future capital increases of the RECIPIENT COMPANY, the BANK be notified regarding the precautionary measures adopted pursuant to the provisions set forth in number III of Resolution one thousand two hundred twenty eight issued by the General Management of the Chilean Central Bank, for the purposes of adequately identifying the shares that are under the foreign exchange rules currently in effect, executed in accordance with the provisions of former Chapter XXVI, in such a manner that their holders have the necessary information to distinguish such shares from those issued in future capital increases. **FIVE:** Any expenses, duties, or taxes arising from this AGREEMENT shall be charged to the RECIPIENT COMPANY, which binds itself to deliver an authorized copy of the relevant instrument to the Foreign Exchange and Statistical Compilation Office within ten days of the date on which it is signed.**SIX:** For all the legal and court-related purposes of this AGREEMENT, the parties hereby establish their legal address in the city of Santiago and submit themselves to the jurisdiction of the Courts established in said city. **MR. JOSÉ MANUEL GARRIDO BOUZO'S power to legally represent** the Central Bank of Chile is attested to in Board Agreement number one thousand four hundred twelve dash zero two, dated May twenty ninth, two thousand eight. **MRS. CARINA ONETO IZZO'S power to legally representCITIBANK N.A.** as agent in Chile is attested to

in a Special Power of Attorney issued by Citibank N.A. to Banco de Chile on August twenty sixth, two thousand eight in New York, U.S.A., which was duly legalized and registered at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackenna, and in the power of attorney to represent Banco de Chile, attested to in public instrument issued on March thirteenth, two thousand eight at the Santiago Notary Public's Office of Mr. René Benavente Cash. **MR. IGNACIO ANTOÑANZAS ALVEAR'S** power to legally represent **ENERSIS S.A.** is attested to in a public instrument issued on April seventeenth, two thousand eight, at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackenna.The above legal representations are excluded from this document at the request of the parties and authorizing Notary, as they are known to the same. In witness whereof, I hereby certify and attest to the parties signing this instrument after having read the same. It is hereby attested to that this public instrument is comprised of four pages typed on both sides. Copies are provided. I hereby attest to it. José Manuel GarridoBouzo. Carina OnetoIzzo. Ignacio AntoñanzasAlvear.

A. BIANCHI R. NOTARY PUBLIC - - - - - - -- - -

APPENDING TO THE FOREGOING PUBLIC INSTRUMENT, THE FOLLOWING DOCUMENT IS ATTESTED TO: "Superintendence of Securities and Insurance. **CERTIFICATE.** I HEREBY CERTIFY that according to information provided by **ENERSIS S.A.**, the following is true:**One**: The companyisaloosely controlled corporation registered with the Registry of Securities kept by this Superintendence under number one hundred sixty five, and its shares are also registered,

therefore it is deemed that it is making a public offering of its shares. **Two**: In a Special Shareholders' Meeting held on March thirty first, two thousand three, a capital increase was approved to be obtained through the issuance of twenty four billion three hundred eighty two million nine hundred ninety four thousand four hundred eighty eight paid-up shares, of which twenty four billion three hundred sixty million one hundred forty six thousand three hundred sixty five shares were actually subscribed and paid for, as a result of which the RECIPIENT COMPANY's equity to May tenth, two thousand seven is thirty two billion six hundred fifty one million one hundred sixty six thousand four hundred sixty five subscribed and paid shares. This certificate is issued to be submitted to the Chilean Central Bank. SANTIAGO, July eighteenth, two thousand seven. Signed by: Carmen UndurragaMartínez, Authenticating Officer. Seal of the Superintendence of Securities and Insurance."

WHEREAS IN WITNESS OF, copies are provided. A. BIANCHI R. NOTARY PUBLIC.

I HEREBY CERTIFY that this photocopy is true to its original. Santiago, September twenty fourth, two thousand eight.

[Seal] [Signature]